EXECUTION COPY
Exhibit 10.18

2420 17th Street
Denver, Colorado

OFFICE SPACE LEASE

BETWEEN
2420 17TH STREET LLC,
a Delaware limited liability company

AND

NEW AGE BEVERAGES CORPORATION,
a Washington corporation

Date: JANUARY 21, 2019

EXECUTION COPY

EXECUTION COPY

OFFICE SPACE LEASE

THIS LEASE is made as of the 21st day of January 2019, by and between 2420 17TH STREET LLC, a Delaware limited liability company, hereinafter called “Landlord,” and NEW AGE BEVERAGES CORPORATION, a Washington corporation, hereinafter called “Tenant.”

ARTICLE I
BASIC LEASE PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.	Tenant’s Name and Trade Name:	NEW AGE BEVERAGES CORPORATION

2.	Premises:
Suite Nos. 220 and 240 (the Premises are more particularly described in Section 2.1) consisting of approximately 11,159 rentable square feet, located on the second floor of the Building (described below) consisting of approximately 79,589 rentable square feet, as shown on the Floor Plan attached hereto as Exhibit A.

3.	Address of Building:	2420 17th Street, Denver, Colorado 80202

4.	Use of Premises:	General administrative office use compatible with first class Buildings.

5.	Estimated Commencement Date:	April 1, 2019
6.	Commencement Date:
The date on which Landlord delivers possession of the Premises to Tenant. Before Commencement Date, Landlord will improve the Premises substantially as shown on Exhibit A with Building standard materials and fixtures (the “TI Work”).

7.	Expiration Date:	The last day of the 127th full calendar month after the Commencement Date.

8.	Lease Term:
Approximately 127 full calendar months, commencing on the Commencement Date, and expiring on the Expiration Date, plus, if the Commencement Date occurs on a date which is not the first day of a calendar month, such additional days as may be required to cause this Lease to expire on the final day of the 127th full calendar month after the Commencement Date (in which event the first month of the Lease Term shall be deemed to include the partial calendar month in which the Commencement Date occurs [at a commensurately prorated portion of the initial monthly Base Rent set forth below], plus the first full calendar month immediately following such partial month [at the full initial monthly Base Rent set forth below]).

9.	Extension Option:	One Extension Period of five years.

10.	Base Rent:	The Base Rent shall equal the following monthly amounts during the indicated periods of the Lease Term:
		$ Per RSF	Monthly	Annually
	Months 1 through 12	$31.00	$28,827.42	$345,929.04
	Months 13 through 24	$31.93	$29,692.24	$356,306.88
	Months 25 through 36	$32.89	$30,584.96	$367,019.52
	Months 37 through 48	$33.87	$31,496.28	$377,955.36
	Months 49 through 60	$34.89	$32,444.79	$389,337.48
	Months 61 through 72	$35.94	$33,421.21	$401,054.52
	Months 73 through 84	$37.02	$34,425.52	$413,106.24
	Months 85 through 96	$38.13	$35,457.72	$425,492.64
	Months 97 through 108	$39.27	$36,517.83	$438,213.96
	Months 109 through 120	$40.45	$37,615.13	$451,381.56
	Months 121 through 127	$41.66	$38,740.33	$464,883.96

Notwithstanding anything to the contrary, monthly Base Rent for the first seven full calendar months of the Lease Term shall be fully abated, and monthly Base Rent for the eighth through 12th month will be abated to $20,298.83. If a default defined in Section 14.1 occurs at any time during the Lease Term, a pro-rated portion of the abated Base Rent will be immediately due and payable. Such pro-rated portion shall be calculated by multiplying the abated Base Rent by a fraction whose numerator is the number of full months remaining in the Lease Term at the time of the default and whose denominator is 120.

11.	The Extension Period:	Fair Market Rental Rate as determined in accordance with Section 3.4 below, if Tenant exercises its option to extend the Lease Term pursuant to Section 3.3.

12.	Expense Recovery Period:	Every calendar year during the Lease Term (or portion thereof for the first and last Lease years) commencing January 1 and ending December 31).

13.	Floor Area of Premises:	Approximately 11,159 rentable square feet.

14.	Security Deposit:	$38,740.33, as is further described in Section 4.3 herein. The Security Deposit shall be delivered to Landlord concurrently with Tenant’s execution of this Lease.

15.	Broker(s):	Landlord – Cushman & Wakefield Tenant – Unique Properties

16.	Address for Payments and Notices:
LANDLORD:
2420 17TH STREET LLC
c/o BlackRock
4400 MacArthur Blvd, Suite 700
Newport Beach, CA 92660

TENANT:
Prior to Commencement Date:
NEW AGE BEVERAGES CORPORATION
1700 E. 68th Ave.
Denver, CO 80229
Attn: Gregory A. Gould
Telephone: (303) 289-8655
Email: GGould@newagebev.com

After Commencement Date:
To the Premises

17.	Tenant Improvements:	Tenant shall take the Premises “as-is,” except that Landlord shall perform the TI Work.

18.	Parking:
14 covered parking spaces, subject to the terms and conditions of Section 6.4 of the Lease, at Landlord’s prevailing rate, as determined in good faith by Landlord from time to time. On the date of this Lease, the monthly parking rate for each unreserved space is $215.00. In addition, Tenant’s customers may utilize designated visitor parking spaces on a first-come, first-served, non-exclusive basis.

19.	Tenant’s Construction Representative: Telephone:	Brian Smith Morinda P.O. Box 4000 Orem, UT 84059 (801) 234-3104, Ext. 3014 Bsmith@morinda.com

	Landlord’s Construction Representative: Telephone:	CBRE – Angela Slocum 1225 17th Street, Suite 3200 Denver, CO 80202 (303) 583-2065

20.	Tenant’s Percentage Share:
Approximately 14.0% calculated by dividing the Floor Area of Premises (numerator) by the rentable area of the Building (denominator) and expressing the resulting quotient as a percentage. Tenant’s Percentage shall be increased during the Lease Term in proportion to any increase in the area of the Premises in accordance with the formula stated herein. Notwithstanding anything to the contrary, Tenant’s Percentage Share for the first 12 full months of the Lease Term will be abated to 9.9%. If a default defined in Section 14.1 occurs at any time during the Lease Term, a pro-rated portion of the abated Tenant’s Percentage Share will be immediately due and payable. Such pro-rated portion shall be calculated by multiplying the abated Tenant’s Percentage Share by a fraction whose numerator is the number of full months remaining on the Lease Term at the time of the default and whose denominator is 120.

21.	Guarantor:	None

ARTICLE II
PREMISES

Section 2.1
Leased Premises

Landlord leases to Tenant and Tenant rents from Landlord the premises shown in Exhibit A (the “Premises”) containing the floor area set forth in Item 8 of the Basic Lease Provisions and known by the suite numbers identified in Item 2 of the Basic Lease Provisions. The Premises are located in the Building identified in Item 2 of the Basic Lease Provisions (which together with the underlying real property is referred to herein as the “Building”). The rentable square footage of the Premises set forth in Item 8 of the Basic Lease Provisions is deemed conclusive as between the parties.

Section 2.2
Acceptances of Premises.

Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the Building or the suitability or fitness of either for any purpose except as set forth in this Lease. The taking of possession or use of the Premises by Tenant conclusively establishes that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for those matters which Tenant shall have brought to Landlord’s attention on a written punch list delivered to Landlord. The list shall be limited to any items required to be accomplished by Landlord under the Work Letter and shall be delivered to Landlord within five (5) days after the Lease Term commences as provided in Article III below. Landlord shall diligently complete all punch list items of which it is notified as provided above for which it is liable. Nothing contained in this Section shall affect the commencement of the Lease Term or the obligation of Tenant to pay Rent. Except as otherwise expressly provided herein, Tenant accepts the Premises in its “As Is” existing condition and waives any right or claim against Landlord arising out of the condition of the Premises.

Section 2.3
Building Name and Address

Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Premises as any part of Tenant’s corporate or trade name. Landlord shall have the right to change the name, number or designation of the Building or Premises without liability to Tenant.

ARTICLE III
TERM

Section 3.1
General

The term of this Lease (“Lease Term”) shall be for the period shown in Item 5 of the Basic Lease Provisions. The Lease Term shall commence on the Commencement Date specified in Item 4 of the Basic Lease Provisions. Within ten (10) days after possession of the Premises is tendered to Tenant, the parties shall memorialize on a form provided by Landlord the actual Commencement Date and the expiration date (the “Expiration Date”) of this Lease. Tenant’s failure to execute that form shall not affect the validity of Landlord’s determination of those dates.

Section 3.2
Delay in Possession

If Landlord, for any reason not within its reasonable control, is delayed in delivering possession of the Premises to Tenant beyond the Estimated Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage; provided, however, that Tenant shall not be liable for any Monthly Rental (defined below) hereunder, and the Commencement Date shall not be deemed to have occurred, until Landlord delivers possession of the Premises with the TI Work substantially completed. Notwithstanding the foregoing, if Landlord’s failure to so deliver possession of the Premises to Tenant on or before the Estimated Commencement Date specified in Item 4 of the Basic Lease Provisions is attributable to any Tenant Delay (defined below), then the Commencement Date shall not be advanced to the date on which possession of the Premises is tendered to Tenant, and Landlord shall be entitled to full performance by Tenant (including the payment of Monthly Rental) from the date Landlord would have been able to deliver the Premises to Tenant but for the Tenant Delay(s). As used herein, the term “Tenant Delay” shall mean one (1) or more actual delays in the performance of the TI Work which are caused by (a) Tenant’s request for changes in the Plans and Specifications, (b) Tenant’s request for materials, finishes or installations which are other than Building standard materials or (c) any other act or omission of Tenant; provided, however, that no delay shall be deemed a Tenant Delay unless Landlord notifies Tenant promptly of any such act or failure to act.

Section 3.3
Tenant’s Option to Extend Term

Provided Tenant is not in default under the Lease, either at the time Tenant makes such election or at the time the Extension Period (as defined below) would otherwise commence, and Tenant has not received three (3) or more notices of events of default during the previous five years, Tenant shall have the number of options to extend the Lease Term set forth in Item 5 of the Basic Lease Provisions, such option being for an additional period of five (5) years (the “Extension Period”). Such option shall be exercised, if at all, by Tenant giving written notice of exercise thereof (the “Option Notice”) to Landlord not fewer than nine (9) months nor more than twelve (12) months in advance of the expiration of the then-current Lease Term of this Lease. In the event Tenant exercises the option to extend this Lease, the Lease shall continue for the Extension Period on all of the terms and conditions as herein set forth, provided that Base Rent for the Extension Period shall be as set forth in Section 3.4; and the Lease Term shall be deemed to include such Extension Period; and Landlord will not be obligated to improve the Premises or to contribute to their improvement. If Tenant does not exercise the extension option as provided herein, then all remaining unexercised term extension rights hereunder shall become null and void. The extension option shall be personal to the original Tenant named herein, or a transferee which succeeds to such original Tenant’s interest herein pursuant to an Exempt Transfer as described in Section 9.1(c) hereof, but shall become null and void upon any other assignment or sublease of this Lease by Tenant.

Section 3.4
Fair Market Rental Value

On commencement of the Extension Period, the Lease shall be adjusted to reflect a new Base Rent for the Premises equal to 100% of the average base rents per rentable square foot charged for comparable non-renewal, non-equity tenants of comparable size, considering the age of the building, quality, floor height, location in the South Platte River buildings in the Denver market, and other reasonable factors relevant to a fair market rent determination, for a comparable term under leases entered into within six months prior to the date Tenant exercises the applicable option, and further taking into account the relative creditworthiness of the Tenant and the presence or absence of brokerage commissions, tenant improvement allowance(s), landlord initial improvement work at landlord’s expense, base years, construction time, and all other lease concessions (the “Fair Market Rental Rate”), as reasonably calculated by Landlord in good faith; provided, however, that in no event shall the Base Rent for any Extension Period be less than the Base Rent payable immediately prior to the commencement of the Extension Period. Landlord shall advise Tenant of such rental adjustment within one month after Landlord’s receipt of Tenant’s Option Notice. Tenant shall have twenty (20) days following Tenant’s receipt of notice of the rental adjustment (the “Rent Adjustment Notice”) within which to accept such terms by executing any appropriate reasonable documentation submitted by Landlord to Tenant. If Tenant disagrees with Landlord’s calculation of the Fair Market Rental Rate and if Landlord and Tenant have not reached a written agreement on Fair Market Rental Rate for the applicable Extension Period within thirty (30) days after the date Landlord gives Tenant the Rent Adjustment Notice (the “Adjustment Notice Date”), each party shall appoint a qualified real estate broker with at least seven years of experience in office leasing in the South Platte River Denver marketplace (a “Qualified Broker”) for the purpose of determining Fair Market Rental Rate for the applicable Extension Period and shall give written notice of such appointment to the other party within forty (40) days after the Adjustment Notice Date. The written agreement of the Qualified Brokers appointed as provided above regarding the Fair Market Rental Rate shall be a conclusive determination of the Fair Market Rental Rate for purposes of determining the Base Rent payable by Tenant during the applicable Extension Period. If such Qualified Brokers have not reached a written agreement on the Fair Market Rental Rate within sixty (60) days after the Adjustment Notice Date, the two Qualified Brokers shall select a third Qualified Broker and give written notice of such appointment to Landlord and Tenant within seventy (70) days after the Adjustment Notice Date. The three Qualified Brokers so appointed shall fix a date for completion of their determination of the Fair Market Rental Rate, such date to be not later than ninety (90) days after the Adjustment Notice Date. On or before such date, the three Qualified Brokers shall meet and shall submit their determinations in writing to Landlord and Tenant. The Fair Market Rental Rate used to determine the new Base Rent for the Extension Period for the Premises, as applicable, shall be an amount equal to the numerical average of the two figures closest to each other in absolute value. (For purposes of example only, if the determinations were $4.50/sf, $5.00/sf and $5.55/sf, the governing Fair Market Rental Rate would be $4.75/sf, the average of the two lower figures, since the $.50 difference between them is less than the $.55 difference between the higher two figures.) If for any reason any of the Qualified Brokers fails timely to submit its determination of the Fair Market Rental Rate to Landlord and Tenant, then the numerical average of such determinations as were timely submitted shall be the governing Fair Market Rental Rate. Landlord and Tenant shall each be responsible for payment of the fees of the Qualified Broker it selects; the fee for the third Qualified Broker, if any, shall be divided evenly between Landlord and Tenant, such that each party shall pay one-half thereof. In no event shall the terms offered by Landlord under this Section 3.4 bind Landlord to offer such terms to Tenant or to any other person or entity at any time except as explicitly set forth herein, nor shall such terms prevent Landlord from leasing the Premises to any person or entity on different terms if Tenant does not timely accept the terms determined in accordance with this Section 3.4.

Section 3.5
Termination Option

So long as no default defined in Section `14.1 has occurred before the Notice Date defined in this Section and neither a default exists nor circumstances exists that would be a default after the giving of notice or the passage of time, or both, on the Termination Date defined in this Section, Tenant will have the right to terminate this Lease as of the last day of the 90th full calendar month of the Lease Term (the “Termination Date”) by written notice to Landlord given at least nine full months before the Termination Date (the “Notice Date”). Tenant’s notice will be accompanied by its payment of: (a) (i) the unamortized costs incurred by Landlord to improve the Premises pursuant to the TI Work; (ii) the unamortized amounts of abated Base Rent; (iii) the unamortized amount paid by Landlord pursuant to Article XVIII; and (iv) interest on the foregoing unamortized amounts at the rate of 8% per annum. The amortizations will be over the Lease Term, plus (b) the Base Rent due for the six months following the Termination Date. Landlord and Tenant will perform all of their obligations in this Lease up to and including the Termination Date. On the Termination Date, the rights and obligations of Landlord and Tenant that have not accrued or do not survive this Lease by its terms or by law will cease. The termination option shall be personal to the original Tenant named herein, or a transferee which succeeds to such original Tenant’s interest herein pursuant to an Exempt Transfer as described in Section 9.1(c) hereof, and shall become null and void upon any other assignment or sublease of this Lease by Tenant.

ARTICLE IV
RENT AND OPERATING EXPENSES

Section 4.1
Base Rent

Subject to the provisions of Section 4.3 below, from and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset, except as expressly stated herein, the Base Rent for the Premises in the total amount shown in Item 6 of the Basic Lease Provisions, subject to adjustments as provided in subparagraph (b) below. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Lease Term. No demand notice or invoice shall be required. An installment of rent in the amount of one (1) full month’s Base Rent at the initial rate specified in Item 6 of the Basic Lease Provisions shall be delivered to Landlord concurrently with Tenant’s execution of this Lease and shall be applied against the Base Rent first due and payable hereunder. As used in this Lease, the term “Monthly Rental” shall mean the amount payable by Tenant in respect of any month during the term for Base Rent and Tenant’s Percentage Share of Operating Expenses (defined below); and the term “Additional Rent” shall mean all amounts of any type whatsoever other than Base Rent to be paid by Tenant pursuant to the terms of this Lease. Base Rent and Additional Rent are collectively referred to herein as “rent” or “rental.”

Section 4.2
Operating Expenses

(a) For each Expense Recovery Period, Tenant shall pay, as Additional Rent, Tenant’s Percentage Share (as set forth in the Basic Lease Provisions) of Operating Expenses (defined below). Tenant acknowledges Landlord’s rights to make changes or additions to the Building from time to time pursuant to Section 6.5 below, in which event the total rentable square footage within the Building shall be adjusted.

(b) Commencing prior to the start of the first full Expense Recovery Period of the Lease (as set forth in Item 7 of the Basic Lease Provisions), and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant’s Percentage Share of Operating Expenses for the Expense Recovery Period or portion thereof. Tenant shall pay the estimated amount to Landlord in equal monthly installments in advance with Base Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay cost reimbursements at the rates established for the prior Expense Recovery Period, if any; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued cost reimbursements based upon the new estimate.

(c) Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall endeavor to furnish to Tenant a statement showing in reasonable detail the actual or prorated Operating Expenses incurred by Landlord during the period and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant’s estimated payments, if any, to Tenant’s Percentage Share of actual Operating Expenses for such Expense Recovery Period as shown by the annual statement. Any amount due Tenant shall be credited against installments next coming due under this Section 4.2, and any deficiency shall be paid by Tenant together with the next installment. If Tenant has not made estimated payments during the Expense Recovery Period, any amount owing by Tenant pursuant to subsection (a) above shall be paid to Landlord in accordance with Article XVI. Should Tenant fail to object in writing to Landlord’s determination of actual Operating Expenses within sixty (60) days following delivery of Landlord’s expense statement, Landlord’s determination of actual Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties.

(d) Even though the Lease has terminated and the Tenant has vacated the Premises when the final determination is made of Tenant’s share of Operating Expenses for the Expense Recovery Period in which the Lease terminates, Tenant shall, upon notice, pay the entire increase due over the estimated expenses paid. Conversely, any overpayment made in the event expenses decrease shall be rebated by Landlord to Tenant.

(e) If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated expenses for the year, then Tenant’s estimated share of Operating Expenses shall be increased for the month in which the increase becomes effective and for all succeeding months by an amount equal to Tenant’s proportionate share of the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant’s monthly share thereof, and the months for which the payments are due. Tenant shall pay the increase to Landlord as a part of Tenant’s monthly payments of estimated expenses, as provided in paragraph (b) above, commencing with the month in which it is effective.

(f) The term Operating Expenses shall include all expenses of operation and maintenance of the Building, together with all appurtenant Common Facilities (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation: water and sewer charges; taxes; insurance premiums or reasonable premium equivalents, should Landlord elect to self-insure any risk that Landlord is authorized to insure hereunder; license permit and inspection fees; heat; light; power; janitorial services; air conditioning; supplies; materials; equipment; tools; programs instituted to comply with transportation management requirements and Landlord’s parking management programs, including shuttles to and from off site locations; tenant services; amortization of capital investments over their useful life in accordance with generally accepted accounting principles; labor; reasonably allocated wages and salaries fringe benefits and payroll taxes for administrative and other personnel directly applicable to the Building, including both Landlord’s personnel and outside personnel but exclusive of personnel above the level of building manager; any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2 and 10.2 and Exhibits B and C below; and a reasonable overhead/management fee. It is understood that Operating Expenses shall include competitive charges for direct services provided by any subsidiary or division of Landlord. The term “taxes,” as used herein shall include the following: (i) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time; (ii) other taxes, documentary transfer fees, charges and assessments which are levied with respect to this Lease or to the Building, and any improvements, fixtures and equipment and other property of Landlord located in the Building except that general net income and franchise taxes imposed against Landlord shall be excluded; (iii) any tax surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes other than taxes covered by Article VIII; and (iv) costs and expenses incurred in contesting the amount or validity of any tax by appropriate proceedings. In the event utility expenses are reduced due to deregulation, the Operating Expenses in Tenant’s Operating Expense Base Year shall be adjusted to reflect the reduced utility expenses. A copy of Landlord’s unaudited statement of expenses shall be made available to Tenant upon request. The Operating Expenses may be extrapolated by Landlord to reflect at least ninety-five percent (95%) occupancy of the rentable area of the Building during any Expense Recovery Period.

(g) Landlord shall have the right, from time to time, to allocate some or all of the Operating Expenses for the Building among different portions, such as office or retail portions, of the Building (“Cost Pools”), in accordance with generally accepted accounting and management practices. The Operating Expenses within each Cost Pool shall be allocated and charged to tenants within such Cost Pool as an amount per square foot of rentable area, based upon the total rentable area within such Cost Pool. The Operating Expenses for the Building (or only those Operating Expenses allocable to the Cost Pool of the Building which includes the tenants of such space, if such an allocation is made) shall be allocated and charged to tenants based on the rentable area of the Building (or based on the rentable area of such Cost Pool if such an allocation of Operating Expenses is made).

(h) Without limiting the generality of the terms and provisions of subparagraph (c) above, Tenant shall have the right to review or audit, at Tenant’s sole cost, any of Landlord’s books and records pertaining to Operating Expenses or Landlord’s calculations of Tenant’s Percentage Share thereof, on thirty (30) days’ advance written notice thereof to Landlord, which notice shall be delivered, if at all, within one (1) year of Landlord’s delivery of the annual expense reconciliation statement to Tenant. In no event shall Tenant perform more than one audit during any calendar year. Such review or audit shall take place where such records are kept (provided such location is in the general geographic region of the Building), and shall be conducted by a reputable firm which regularly provides such services or any reputable accounting firm chosen by Tenant. Tenant shall use all reasonable efforts to minimize interference with Landlord’s business during any such audit and Tenant shall provide a copy of such audit to Landlord within thirty (30) days of receipt of same by Tenant. If such examination shall establish any overcharge by Landlord, the amount of such overcharge shall be automatically credited against Tenant’s Operating Expenses contributions next coming due hereunder, or upon the expiration or termination of this Lease pay to Tenant the unapplied balance of any such credit.

Section 4.3
Security Deposit

Concurrently with Tenant’s delivery of this Lease, Tenant shall deliver to Landlord the Security Deposit, as stated in Item 9 of the Basic Lease Provisions, to be held by Landlord as security for the full and faithful performance of Tenant’s obligations under this Lease. Upon any default or breach by Tenant under the Lease, including specifically Tenant’s failure to pay Base Rent or Additional Rent or to abide by its obligations under Sections 7.1 and 15.3 below, Landlord may, without prejudice to any other remedy it has, draw on that portion of the Security Deposit (i) as full or partial compensation for that default, (ii) for any expense, loss, damage or liability that Landlord suffers because of Tenant’s default or breach, or (iii) pay any arrearage or otherwise any Base Rent or Additional Rent in default or breach. If any portion of the Security Deposit is so applied, Tenant shall, within five (5) days after such application by Landlord, restore the Security Deposit to its original amount. Landlord shall not be required to keep the proceeds of the Security Deposit separate from its general funds and Tenant shall not be entitled to interest on the Security Deposit, if any. In the event of bankruptcy or other debtor relief proceedings by or against Tenant, the Security Deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord, in the order that such rent or charges become due and owing, for all periods prior to filing of such proceedings. So long as no default by Tenant has occurred before the end of the 36th full month of the Lease Term and no circumstance then exists that would be a default by Tenant after giving of notice or the passage of time, or both, Landlord will return to Tenant before the end of the 37th full month of the Lease Term the amount by when the Security Deposit exceeds the Base Rent due for the last full month of the Lease Term. If Tenant fully performs its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option to the last assignee of Tenant’s interest in this Lease) after the expiration of the Lease Term, provided that Landlord may retain the Security Deposit until such time as all amounts due from Tenant in accordance with this Lease have been determined and paid in full.

Section 4.4
REIT

Landlord and Tenant hereby agree that it is their intent that all Rent due under this Lease shall qualify as “rents from real property” within the meaning of Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of the Treasury Regulations promulgated thereunder (the “Regulations”). In the event that (i) the Code or the Regulations, or interpretations thereof by the Internal Revenue Service contained in revenue rulings or other similar public pronouncements, shall be changed so that any Rent no longer so qualifies as “rent from real property” for purposes of either said Section 512(b)(3 or Section 856(d) or (ii) Landlord, in its sole discretion, determines that there is any risk that all or part of any Rent shall not qualify as “rents from real property” for the purposes of either said Sections 512(d)(3) or 856(d), Tenant agrees to cooperate with Landlord and enter into such amendment or amendments to this Lease as Landlord deems necessary to qualify all Rents as “rents from real property,” provided, however, that (A) any amendment required under this Section shall be made so as to produce, to the extent possible, the equivalent (in economic terms) Rent as payable before the amendment, and (B) in the event that Landlord determines that an amendment cannot produce economically equivalent Rent as described in clause (A), the Rent payable under any such amendment shall not be any less favorable to Tenant than the Rent payable under this Lease immediately prior to such amendment. The parties agree to execute such further commercially reasonable instrument as may reasonably be required by Landlord in order to give effect to the foregoing provisions of this Section. Additionally, no Rent payable under this Lease may be attributable to personal property unless (i) such personal property is leased under, or in connection with, the lease of real property hereunder, and (ii) the Rent attributable to the personal property for each taxable year does not exceed 15% of the total Rent for the taxable year attributable to both the real and personal property leased under or in connection with this Lease.

ARTICLE V
USES

Section 5.1
Uses

Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief, in addition to any other available remedy. Tenant shall not do nor permit anything to be done in or about the Premises which will in any way interfere with the rights of other occupants of the Building or use, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Building, and/or their contents, and shall comply with all applicable insurance underwriters’ rules and the requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall comply, at its expense, with all present and future laws, ordinances, and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation, all federal and state occupational, health and safety requirements and all recorded covenants, conditions and restrictions affecting the Building whether or not Tenant’s compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Subject to Section 7.6 below, Tenant shall not generate, handle, store or dispose of “Hazardous Materials”, as that term is defined below, in the Premises or the Building without the prior written consent of Landlord, which consent may be refused or conditioned by Landlord in its sole and absolute discretion. Tenant acknowledges that: (a) the Building does not comply in certain respects with the requirements of the ‘Americans with Disabilities Act; and (b) certain portions of the Building may contain asbestos containing material. Landlord has been advised that any such materials are non-friable and do not represent a health risk. Tenant is invited to review reports concerning these matters on file at the office of the Building. Landlord makes no representations, express or implied, as to the compliance of the Premises or the Building with applicable construction related accessibility standards.

Section 5.2
Signs

(a) Tenant shall have the right, at its sole cost and expense, to affix (i) one (1) Building-standard identification sign on the second floor of the Building outside the Premises, and (ii) so long as the We Work lease does not limit such signage, Building signage west (highway) side of the Building in a location designated by Landlord. The signage shall be in strict conformance with the Building’s signage program and applicable laws, which may be amended by Landlord from time to time in its sole and absolute discretion, and shall be provided by Landlord, at Tenant’s expense. Tenant shall be responsible for maintaining such signage in good condition and repair during the Lease Term. Tenant shall not place or allow to be placed any other sign, decoration or advertising matter of any kind that is visible from the exterior of the Premises. Any such sign or decoration may be immediately removed by Landlord at Tenant’s expense without notice to Tenant and such removal shall not constitute a breach of this Lease nor entitle Tenant to claim damages. Tenant shall be responsible for removal, and all costs and expenses resulting therefrom, of the sign following the expiration or earlier termination of the Lease and for repairing any damage to the Building or the Premises resulting from such removal.

(b) Landlord shall provide Tenant with three (3) lines of signage name space in the Building’s “main lobby directory” (based upon a policy of one line per 4,000, more or less, rentable square feet of space in the Premises). Such signage shall conform to criteria for signs established by Landlord and shall be ordered through Landlord, at Tenant’s sole cost and expense.

ARTICLE VI
LANDLORD SERVICES

Section 6.1
Utilities and Services

Landlord shall pay for and furnish to the Premises the utilities and services described in Exhibit B subject to the conditions and payment obligations and standards set forth in this Lease. Landlord shall not be liable for any failure to furnish any services or utilities when the failure is the result of any accident or other cause beyond Landlord’s reasonable control, nor shall Landlord be liable for damage to Tenant’s equipment resulting from power surges. Landlord’s failure to furnish any services or utilities shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay Base Rent or Additional Rent, or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly. Tenant shall comply with all rules and regulations, which Landlord may reasonably establish for the provision of services and utilities and shall cooperate with all reasonable conservation practices established by Landlord. Landlord shall, at all reasonable times, have free access to all electrical and mechanical installations of Landlord.

Section 6.2
Operation and Maintenance of Common Facilities

During the Lease Term, Landlord shall operate all Common Facilities within the Building. The term “Common Facilities” shall mean all areas within the exterior boundaries of the Building which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation, parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common entrances and lobbies, elevators and restrooms not located within the premises of any tenant.

Section 6.3
Use of Common Facilities

The occupancy by Tenant of the Premises shall include the use of the Common Facilities in common with Landlord and with all others for whose convenience and use the Common Facilities may be provided by Landlord, subject, however, to compliance with all rules and regulations as are prescribed from time to time by Landlord. Landlord shall operate and maintain the Common Facilities in the manner Landlord may determine to be appropriate. Landlord shall, at all times during the Lease Term, have exclusive control of the Common Facilities and may restrain any use or occupancy, except as authorized by Landlord’s rules and regulations. Tenant shall keep the Common Facilities clear of any obstruction or unauthorized use related to Tenant’s operations. Nothing in this Lease shall be deemed to impose liability upon Landlord for any damage to or loss of the property of, or for any injury to Tenant, its invitees or employees. Landlord may temporarily close any portion of the Common Facilities for repairs, remodeling and/or alterations to prevent a public dedication or the accrual of prescriptive rights or for any other reason deemed sufficient by Landlord.

Section 6.4
Tenant Parking

During the Lease Term, Tenant shall be entitled to utilize the number and type of parking spaces specified in the Summary within the parking areas for the Property as designated by Landlord from time to time. Landlord shall at all times have the right to establish and modify the nature and extent of the parking areas for the Building and Property (including whether such areas shall be surface, underground and/or other structures). In addition, if Tenant is not the sole occupant of the Property, Landlord may, in its discretion, designate any unreserved parking spaces as reserved parking. The terms and conditions for parking at the Property shall be as specified in the Summary and in the Rules and Regulations regarding parking as contained in Exhibit C attached hereto, as the same may be modified by Landlord from time to time. Tenant shall not use more parking spaces than its allotment and shall not use any parking spaces specifically assigned by Landlord to other tenants, if any, or for such other uses such as visitor, handicapped or other special purpose parking. Tenant’s visitors shall be entitled to access to the parking areas on the Property designated for visitor use, subject to availability of spaces and the terms of the Summary.

Section 6.5
Changes and Additions by Landlord

Landlord reserves the right to make alterations or additions to the Building or to the attendant fixtures, equipment and Common Facilities. Landlord may, at any time, relocate or remove any of the various buildings, parking areas and other Common Facilities, and may add buildings and areas from time to time. No change shall entitle Tenant to any abatement of Base Rent or Additional Rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or use of the Premises. Landlord also reserves the right to subdivide the property, and Tenant shall cooperate in signing any maps, permits and certificates to facilitate same, provided that Tenant shall not thereby be required to incur additional costs.

ARTICLE VII
MAINTAINING THE PREMISES

Section 7.1
Tenant’s Maintenance and Repair

When and if needed or whenever requested by Landlord, Tenant, at its sole expense, shall make all repairs and replacements necessary to keep the Premises in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear. All repairs and replacements shall be at least equal in quality to the original work, shall be made only by a licensed bonded contractor approved in writing in advance by Landlord, and shall be made only at the time or times approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord’s standard requirements for contractors, as modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. Alternatively, Landlord may elect to make any such repair on behalf of Tenant and at Tenant’s expense, and Tenant shall promptly reimburse Landlord for all costs incurred upon submission of an invoice.

Section 7.2
Landlord’s Maintenance and Repair

(a) Subject to Section 7.1 and Article XI, Landlord shall provide service, maintenance and repair with respect to any air conditioning, ventilating or heating equipment which serves the Premises and shall maintain in good repair the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building, and the common structural, electrical and mechanical systems, except that Tenant, at its expense, shall make all repairs which Landlord deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord’s affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs, except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset.

(b) Except as provided in Sections 11.1 and 12.1 below, there shall be no abatement of Base Rent or Additional Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in the Premises.

(c) Where maintenance or repair work is necessary within the Premises to cure an emergency situation, Landlord shall attempt to contact Tenant prior to performing such work, but, shall perform such work immediately upon Landlord’s discovery thereof, if the circumstances dictate an immediate response, regardless of whether Landlord was able to contact Tenant.

Section 7.3
Alterations

Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. If any such improvement requires approval by or notice to the lessor of a superior lease or the holder of a mortgage, no work shall proceed until such approval has been received or such notice has been given. Landlord may impose, as a condition to its consent, any requirements that Landlord, in its discretion, may deem reasonable or desirable, including but not limited to a requirement that all work be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time and contractor for performance of the work. Landlord may require that Tenant enter into an agreement with Landlord for the work to be performed by Landlord’s contractor, in which event Tenant shall pay to Landlord, in advance as Additional Rent, the cost of construction as estimated by Landlord with a final reconciliation payment to be made by the appropriate party upon completion of the work. Should Landlord authorize Tenant to perform the work with a contractor approved by Landlord, Tenant shall obtain all required permits for the work and shall perform the work in compliance with all applicable laws, regulations and ordinances. In any event, Landlord shall be entitled to a supervision fee in the amount of the lesser of Landlord’s actual costs incurred for supervision and five percent (5%) of the total cost of the work. Under no circumstances shall Tenant make any improvement, which incorporates asbestos-containing construction materials into the Premises. Any request for Landlord’s consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Unless Landlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Premises (including any office partitions or telephone systems paid for from the Tenant Improvement Allowance but excluding moveable trade fixtures and furniture) shall become the property of Landlord and shall be surrendered with the Premises and shall remain permanently affixed to the Building at the end of the Lease Term, except that Landlord may, by notice to Tenant given at the time of Landlord’s consent to the alteration or improvement, require Tenant to remove by the Expiration Date or sooner termination date of this Lease all or any alterations, decorations, fixtures, additions, improvements and the like installed either by Tenant or by Landlord at Tenant’s request, and to repair any damage to the Premises arising from that removal. Except as provided in this Lease or in any Exhibit to this Lease, should Landlord make any alteration or improvement to the Premises for Tenant, Landlord shall be entitled to reimbursement from Tenant for all costs incurred. Within thirty (30) days after completion of Tenant’s alterations requiring the submission of plans to Landlord as set forth herein, Tenant shall furnish to Landlord a complete set of “as-built” plans and specifications.

Section 7.4
Mechanic’s Liens

Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with applicable law. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord’s attorneys’ fees, shall be reimbursed by Tenant promptly following Landlord’s demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than twenty (20) days prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain notices of non-responsibility on the Premises.

Section 7.5
Entry and Inspection

Landlord shall at all times have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Landlord in the Premises, and to submit the Premises to prospective or actual purchasers or encumbrance holders or to prospective tenants (or during the last one hundred and eighty [180] days of the Lease Term or when an uncured Tenant default exists), all without being deemed to have caused an eviction of Tenant and without abatement of Base Rent, except as provided elsewhere in this Lease. Landlord shall at all times have and retain a key which unlocks all of the doors in the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not, under any circumstances, be deemed to be a forcible or unlawful entry into or a detainer of the Premises or any eviction of Tenant from the Premises.

Section 7.6
Maintenance Related to Hazardous Materials

(a) Subject to the provisions contained in Section 5.1, as used herein, the term “Hazardous Material” means any hazardous or toxic substance, chemical, material or waste or component thereof, including radioactive materials and components, (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy; or (ii) which is or becomes defined as a “hazardous waste” or “hazardous substance” under any federal, state or local statute, regulation or ordinance or amendments thereto; or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Colorado or any political subdivision thereof; or (iv) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the Premises or the health or safety of persons on or about the Premises; or (v) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; or (vi) which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation.

(b) Tenant acknowledges that Landlord may incur costs (A) for complying with laws, codes, regulations or ordinances relating to Hazardous Material, or (B) otherwise in connection with Hazardous Material, including, without limitation, the following: (i) Hazardous Material present in soil or ground water; (ii) Hazardous Material that migrates, flows, percolates, diffuses or in any way moves onto or under the Building; (iii) Hazardous Material present on or under the Building as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Building by other tenants of the Building or their agents, employees, contractors or invitees, or by others; and (iv) material which becomes Hazardous Material due to a change in laws, codes, regulations or ordinances which relate to hazardous or toxic material, substances or waste. Tenant agrees that the costs incurred by Landlord with respect to, or in connection with, complying with laws, codes, regulations or ordinances relating to Hazardous Material shall be an Operating Expense, unless the cost of such compliance, as between Landlord and Tenant, is made the responsibility of Tenant under this Lease. To the extent Tenant contributes to any such Operating Expense relating to Hazardous Material, and such Operating Expense is subsequently recovered or reimbursed through insurance, or recovered from responsible third parties, or other action, Tenant shall be entitled to a proportionate share of such Operating Expense to which such recovery or reimbursement relates.

(c) Notwithstanding anything to the contrary contained in this Lease, Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release, or discharge any Hazardous Material upon or about the Premises or the Building, nor permit Tenant’s employee, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Building. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance, and handling within, the Premises of ordinary cleaning products and office supplies (such as correction fluid, copy machine toner, etc.) that are not regulated by governmental authorities and are used in the ordinary course of Tenant’s permitted business, provided all of the following conditions are met: (i) such substances are used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable laws and the manufacturers’ instructions therefor; (ii) such substances are not disposed of, released, or discharged on the Building and are transported to and from the Premises in compliance with all laws, and as Landlord shall reasonably require; (iii) if any applicable law or if Landlord’s trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s sole cost and expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site, and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises; and (iv) any remaining such substances shall be completely, properly, and lawfully removed from the Building upon expiration or earlier termination of this Lease.

(d) Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material on or from the Premises, and (iii) any matters where Tenant is required by law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health, or safety law. If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents, or contractors, on or about the Building in violation of this Lease, in addition to notifying Landlord, Tenant shall immediately, properly and in compliance with applicable laws clean up and remove the Hazardous Material from the Building and any other affected area, at Tenant’s sole cost and expense. Such clean up and removal shall be subject to Landlord’s prior written approval (except in emergencies), and shall include any and all testing, investigation, and preparation and the implementation of any remedial action plan required by any governmental body having jurisdiction or as reasonably by Landlord. If Tenant shall fail to comply with the provisions of this Section within five (5) days after written notice by Landlord, or such shorter time as may be required by law or in order to minimize any hazard to persons or property, Landlord may, but shall not be obligated to, arrange for such compliance directly or as Tenant’s agent through contractors or other parties selected by Landlord, at Tenant’s sole cost and expense (without limiting Landlord’s other remedies under this Lease or applicable laws.

(e) At such times as Landlord may request in its sole and absolute discretion, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet (“MSDS”) issued by the manufacturer thereof, written information concerning the removal, transportation, and disposal of the same, and such other information as Landlord may require or may be required by law. Tenant agrees that it shall promptly complete and deliver to Landlord any disclosure form regarding Hazardous Materials that may be required by any governmental agency. Tenant shall promptly, upon demand, reimburse Landlord for any additional insurance premium charged by reason of Tenant’s failure to comply with the provisions of this Section 7.6.

(f) If any Hazardous Material is released, discharged, or disposed of on or about the Building and such release, discharge, or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge, or disposal shall be deemed casualty damage under Article 11 to the extent that the Premises or the Common Facilities serving the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Article 11 of this Lease.

(g) Tenant shall not install any freon-containing systems or equipment including, but not limited to, refrigerators, freezers, supplemental HVAC systems or self-contained air conditioners without Landlord’s prior written approval. If a freon-containing system is so approved by Landlord, Tenant shall remove said system prior to the Expiration Date of the Lease, at Tenant’s sole cost and expense. Tenant shall comply with all legal requirements, industry practices and rules established by Landlord in performing such removal work, and Tenant shall restore the Premises to the condition, which existed immediately prior to the installation of the freon system.

ARTICLE VIII
TAXES AND ASSESSMENTS ON TENANT’S PREMISES

Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises. When possible, Tenant shall cause its personal property to be assessed and billed separately from the real property of which the Premises form a part. If any taxes on Tenant’s personal property are levied against Landlord or Landlord’s property, and if Landlord pays the same or if the assessed value of Landlord’s property is increased by the inclusion of a value placed upon the personal property of Tenant, and if Landlord pays the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment. In calculating what portion of any tax bill which is assessed against Landlord separately or Landlord and Tenant jointly is attributable to Tenant’s fixtures and personal property, Landlord’s reasonable determination shall be conclusive.

ARTICLE IX
ASSIGNMENT AND SUBLETTING

Section 9.1
Rights of Parties

(a) Notwithstanding any provision of this Lease to the contrary, Tenant will neither voluntarily nor by operation of law assign, sublet, encumber or otherwise transfer all or any part of Tenant’s interest in this Lease or permit the Premises to be occupied by anyone other than Tenant without Landlord’s prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of subparagraph (d) below. Subject to subparagraph (c) below, no assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord’s prior written consent and at Landlord’s election shall constitute a material default of this Lease. Landlord shall not be deemed to have given its consent to any assignment or subletting by any other course of action, including its acceptance of any name for listing in the Building directory. To the extent not prohibited by provisions of the Bankruptcy Code 11 U.S.C. Section 101 et seq. (the Bankruptcy Code), including Section 365(f)(1), Tenant, on behalf of itself and its creditors, administrators and assigns, waives the applicability of Section 365(e) of the Bankruptcy Code, unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord’s standard for consent, as set forth in subparagraph (d) below. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment, shall be delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment and shall, upon demand, execute and deliver to Landlord an instrument confirming that assumption.

(b) If Tenant or Tenant’s guarantor hereunder, if any, is a corporation or is an unincorporated association, limited liability company or partnership, the transfer of any stock or other ownership interest in the corporation, association, or company or partnership, which results in a change in the voting control of Tenant or Tenant’s guarantor, if any, shall be deemed an assignment within the meaning and provisions of this Article. In addition, any change in the status of the entity, such as but not limited to the withdrawal of a general partner, shall be deemed an assignment within the meaning of this Article.

(c) Notwithstanding anything to the contrary herein, Tenant, without the approval of Landlord (but with thirty [30] days’ prior written notice indicating the basis upon which the transaction qualifies as an Exempt Transfer), and without being subject to any right of Landlord to recapture the Premises, to receive any portion of the consideration for the transfer, or to declare a default of this Lease, may assign the Lease, or sublease the whole of the Premises, to any of the following (each an “Exempt Transfer”): (i) any corporation, limited liability company or other entity which by virtue of its direct or indirect ownership of the stock, membership interests or other ownership interest, as applicable, of Tenant, has the power to direct Tenant’s management and operations (“Tenant’s Parent”); (ii) any corporation, limited liability company or other entity the management and operations of which Tenant, by virtue of Tenant’s direct or indirect ownership of the stock, membership interests or other applicable ownership interest therein, has the power to direct; (iii) any corporation, limited liability company or other entity the management and operations of which Tenant’s Parent, by virtue of Tenant’s Parent’s direct or indirect ownership of the stock, membership interests or other applicable ownership interest therein, has the power to direct, (iv) any corporation or other entity in which or with which Tenant, its successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation, so long as the liabilities of the entity participating in such merger or consolidation are assumed by the entity surviving such merger or created by such consolidation, and written acknowledgment of such assumption is provided to Landlord promptly upon the consummation of such merger or consolidation; or (v) any corporation or other entity acquiring all or substantially all of Tenant’s assets (including by means of a purchase of all or substantially all of Tenants stock or other applicable equity interests), so long as the liabilities of Tenant are assumed by the acquirer of such assets and written confirmation of such assumption is provided to Landlord concurrently with Tenant’s notice of such acquisition as required under this paragraph. Notwithstanding the foregoing, the original Tenant (to the extent it remains in existence) shall remain liable on the Lease after any transfer described in the preceding sentence, and in no event shall any such transfer release Tenant (or its transferee) from the use and/or any other requirements and obligations under this Lease. In no event shall the provisions of this Section apply to, or be used to permit, a transaction designed primarily to avoid the requirement of obtaining Landlord’s consent to an assignment or sublease to a third party (such as, by way of example and not by way of limitation, assignment of this Lease to a single-asset subsidiary of Tenant and the subsequent merger or consolidation of such subsidiary with, or the sale of such subsidiary’s assets to, an entity not otherwise related to Tenant).

(d) If Tenant desires to transfer an interest in this Lease to a corporation or entity not set forth in subparagraph (c) above, it shall first notify Landlord of its desire and shall submit in writing to Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment; and (iv) any other information requested by Landlord and reasonably related to the transfer. Except as provided in subparagraph (e) below, Landlord shall not unreasonably withhold its consent provided: (1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord’s commitment to other tenants of the Building; (2) fifty percent (50%) of any profit received by the Tenant from the assignment or subletting, whether during or after the Lease Term (after the deduction of Tenant’s reasonable attorneys’ fees, brokerage fees and improvement allowances or other out of pocket economic concessions incurred pursuant to such assignment or sublease), shall be paid to Landlord when received; (3) at Landlord’s election, insurance requirements shall be brought into conformity with Landlord’s then current leasing practice; (4) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including but not limited to a balance sheet of the proposed subtenant or assignee as of a date within ninety (90) days of the request for Landlord’s consent and statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord’s consent; (5) any proposed subtenant or assignee demonstrates to Landlord’s reasonable satisfaction a record of successful experience in business; (6) the proposed assignee or subtenant is not an existing tenant of the Building; and (7) the proposed transfer will not impose additional burdens or adverse tax effects on Landlord. If Landlord consents to the proposed transfer, Tenant may, within ninety (90) days after the date of the consent, effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord’s consent as set forth in this Section. Landlord shall approve or disapprove any requested transfer within thirty (30) days following receipt of Tenant’s written request and the information set forth above.

(e) Notwithstanding the provisions of subparagraphs (a) or (d) above, in lieu of consenting to a proposed assignment or subletting, Landlord may elect to (i) sublease the Premises (or the portion proposed to be subleased) or take an assignment of Tenant’s interest in this Lease upon the same terms as offered or marketed to the proposed subtenant or assignee (excluding terms relating to the purchase of personal property the use of Tenant’s name or the continuation of Tenant’s business); or (ii) terminate this Lease as to the portion of the Premises proposed to be subleased or assigned with a proportionate abatement in the rent payable under this Lease, effective on the date that the proposed sublease or assignment would have become effective. Landlord may, thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee of Tenant.

(f) If Landlord’s consent to a transfer is required, Tenant shall pay to Landlord (i) a transfer analysis fee of One Thousand Dollars ($1,000.00) when Landlord’s consent to such transfer is requested by Tenant, and (ii) Landlord’s reasonable attorneys’ fees and costs incurred in connection with the transfer.

(g) Tenant agrees that it shall not assign, sublease or license, nor advertise as available for assignment, sublease or license, nor list with any broker for assignment, sublease or license, all or any portion of the Premises for a consideration which is less than the fair market rental value, as determined by Landlord in its reasonable discretion, for comparable space in the Building for a comparable term commencing concurrently with the assignment, sublease or license term, with comparable rent credits and tenant improvement allowances, if any. Within 10 days after Landlord receives any written request from Tenant for Landlord’s estimate of the fair market rental value for specified space, which request shall identify the space in question, the proposed term and the proposed rent credits and improvement allowances, Landlord shall notify Tenant in writing of the fair market rental value for such space for a comparable term with comparable rent credits and tenant improvement allowances, if any.

Section 9.2
Effect of Transfer

No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay Base Rent and Additional Rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify, defend, protect and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable, jointly and severally, with Tenant for the payment of all Base Rent and Additional Rent and for the due performance of all of Tenant’s obligations under this Lease. No transfer shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord and both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.

Section 9.3
Sublease Requirements

The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be included in each sublease:

(a) Tenant hereby irrevocably assigns to Landlord all of Tenant’s interest in all rentals and income arising from any sublease of the Premises and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default occurs in the performance of Tenant’s obligations under this Lease, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant’s obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord.

(b) In the event of the termination of this Lease, Landlord may, at its sole option, take over Tenant’s entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord’s consent or for any advance rental payment by the subtenant in excess of one month’s sublease rental. The general provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease.

(c) Tenant agrees that Landlord may, at its sole option, authorize a subtenant of the Premises to cure a default by Tenant under this Lease. Should Landlord accept such cure, the subtenant shall have a right of reimbursement and offset from and against Tenant under the applicable sublease.

ARTICLE X
INSURANCE AND INDEMNITY

SEE EXHIBIT D.

ARTICLE XI
DAMAGE OR DESTRUCTION

Section 11.1
Restoration

(a) If the Building of which the Premises are a part is damaged, Landlord shall repair that damage as soon as reasonably possible at its expense unless: (i) the damage is not covered by Landlord’s fire and extended coverage insurance (or by a normal extended coverage policy, should Landlord fail to carry that insurance); or (ii) Landlord reasonably determines that the cost of repair would exceed twenty-five percent (25%) of the full replacement cost of the Building (Replacement Cost); or (iii) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the Replacement Cost and the damage occurs during the final twelve (12) months of the Lease Term. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in writing within sixty- (60) days after the damage occurs, and this Lease shall be deemed terminated as of: (a) if Tenant has continued its use and occupancy, and is using and occupying the Premises as of the date of such notice from Landlord, the thirtieth (30th) day following such notice, or (b) if Tenant continued to use and occupy the Premises after the casualty but ceased such use and occupancy prior to the date of such notice by Landlord, the date on which Tenant ceased its use and occupancy of the Premises, or (c) if Tenant ceased its occupancy and use of the Premises on or before the date of the casualty, the date of the casualty.

(b) Unless Landlord elects to terminate this Lease in accordance with subsection (a) above, this Lease shall continue in effect for the remainder of the Lease Term; provided that if the damage is so extensive as to reasonably prevent Tenant’s substantial use and enjoyment of the Premises for more than nine (9) months, then Tenant may elect to terminate this Lease by written notice to Landlord within the sixty- (60)-day period stated in subsection (a).

(c) Commencing on the date of any damage to the Building and ending on the sooner of the date the damage is repaired or the date this Lease is terminated, the Monthly Rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Premises that is rendered unusable by the damage from time to time bears to the total floor area of the Premises.

(d) Notwithstanding the provisions of subsections (a) (b) and (c) of this Section, but subject to the provisions of subsection (e) below, the cost of any repairs shall be borne by Tenant and Tenant shall not be entitled to rental abatement or termination rights if the damage is due to the fault or neglect of Tenant or its employees, subtenants, invitees or representatives. In addition, the provisions of this Section shall not be deemed to require Landlord to repair any improvements or fixtures that Tenant is obligated to repair or insure pursuant to any other provision of this Lease.

(e) Notwithstanding any provision herein to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents, officers, employees, partners, servants or shareholders for any insured loss or damage that may occur to the Leased Premises, or any improvements thereto or said Building of which the Leased Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which is insured against under the terms of standard commercial casualty risk property insurance policy maintained by Landlord or Tenant, REGARDLESS OF CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF THE OTHER PARTY HERETO, ITS AGENTS, OFFICERS, EMPLOYEES, PARTNERS, SERVANTS OR SHAREHOLDERS and each party shall cause such insurance policies to contain provisions or endorsements wherein each insurer waives its rights of recovery against such parties.

Section 11.2
Lease Governs

Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

ARTICLE XII
EMINENT DOMAIN

Section 12.1
Temporary Taking

If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Building, other than the Premises, is taken or sold in lieu of taking, and if Landlord elects to restore the Building in such a way as to alter the Premises materially, either party may terminate this Lease by written notice to the other party effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking and a proportionate allowance shall be made to Tenant for the Monthly Rental corresponding to the time during which and to the part of the Premises of which Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in or prevent Tenant from seeking any award against the taking authority for the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

Section 12.2
Total or Partial Taking

No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period not to exceed ninety (90) days.

ARTICLE XIII
SUBORDINATION; ESTOPPEL CERTIFICATE

Section 13.1
Total Condemnation of Premises

(a) At the option of Landlord this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided that so long as Tenant is not in default under this Lease, this Lease shall not be terminated or Tenant’s quiet enjoyment of the Premises disturbed in the event of termination of any such ground or underlying lease or the foreclosure of any such mortgage or deed of trust to which Tenant has subordinated this Lease pursuant to this Section. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease and shall execute any instrument reasonably required by Landlord’s successor for that purpose. Tenant shall also, upon written request of Landlord, execute and deliver all instruments as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust or, if requested by Landlord, to subordinate in whole or in part any ground or underlying lease or the lien of any mortgage or deed of trust to this Lease.

(b) Failure of Tenant to execute any statements or instruments necessary or desirable to effectuate the provisions of this Article within ten (10) days after written request by Landlord, in any form that Landlord may reasonably require, shall constitute a material default under this Lease. In that event, Landlord, in addition to any other rights or remedies it might have, shall have the right by written notice to Tenant to terminate this Lease as of a date not less than twenty (20) days after the date of Landlord’s notice. Landlord’s election to terminate shall not relieve Tenant of any liability for its default.

Section 13.2
Estoppel Certificate

(a) Tenant shall, at any time upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require (including one substantially in the form of Exhibit G hereto), a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified stating the nature of the modification and certifying that this Lease as modified is in full force and effect), and the dates to which the Base Rent and Additional Rent have been paid in advance, if any; and (ii) acknowledging that to Tenant’s knowledge there are no uncured defaults on the part of Landlord or specifying each default, if any, are claimed; and (iii) setting forth all further information that Landlord may reasonably require. Tenant’s statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building.

(b) Tenant’s failure to deliver any estoppel statement within the provided time shall constitute a default under this Lease and shall be conclusive upon Tenant that (i) this Lease is in full force and effect without modification, except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord’s performance; and (iii) not more than one month’s Monthly Rental has been paid in advance.

ARTICLE XIV
DEFAULTS AND REMEDIES

Section 14.1
Tenant’s Defaults

In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant:

(a)           The failure by Tenant to make any payment of Base Rent or Additional Rent required to be made by Tenant, as and when due, where such failure continues for more than five (5) days after written notice from Landlord of the delinquency thereof; provided, however, that any such notice shall constitute and/or be in lieu of, and shall not be in addition to, any notice required under applicable law.

(b)           Assignment, sublease, encumbrance or other transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means without the prior written consent of Landlord, except as expressly permitted pursuant to Section 9.1(c) hereof.

(c)           The discovery by Landlord that any financial statement provided by Tenant or by any affiliate, successor or guarantor of Tenant was materially false.

(d)           The failure or inability by Tenant to observe or perform any of the express covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section, where the failure continues for a period of fifteen (15) days after written notice from Landlord to Tenant; provided, however, that any such notice shall constitute and/or be in lieu of and not in addition to any notice required under applicable law. However, if the nature of the failure is such that more than fifteen (15) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within fifteen (15) days and thereafter diligently pursues the cure to completion.

(e)           (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty [60] days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, if possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where the seizure is not discharged within thirty (30) days; or (v) Tenant’s convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant’s insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

(f)           The Tenant’s failure to take possession of the Premises or to occupy same within sixty (60) days after the Commencement Date.

Section 14.2
Landlord’s Remedies

In the event of any default by Tenant or in the event of the abandonment of the Premises by Tenant, then, in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

(a) Landlord may terminate Tenant’s right to possession of the Premises by any lawful means in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant:

(i)           The worth at the time of award of the unpaid Base Rent and Additional Rent which had been earned at the time of termination;

(ii)           The worth at the time of award of the amount by which the unpaid Base Rent and Additional Rent, which would have been earned after termination until the time of award, exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

(iii)           The worth at the time of award of the amount by which the unpaid Base Rent and Additional Rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

(iv)           Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result from Tenant’s default, including but not limited to the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, renovation, improvement and alteration of the Premises for a new tenant, the unamortized portion of any tenant improvements and brokerage commissions funded by Landlord in connection with this Lease, reasonable attorneys’ fees and any other reasonable costs; and

(v)           Without limiting Landlord’s rights under this Lease, in the event of Tenant’s default, all of Tenant’s merchandise, furniture, fixtures, equipment and other personal property shall, at Landlord’s option (i) remain on the Premises and, continuing during the length of such default, Landlord shall have the right to take the exclusive possession of same and to use the same free of rent or charge until all defaults have been cured, (ii) be removed by Landlord from the Premises and placed in storage at a public warehouse at the expense and risk of Tenant, or (iii) be removed by Tenant on demand by Landlord.

(b) At Landlord’s election all other amounts in addition to or in lieu of the foregoing as may be permitted by law. Any sum other than Base Rent shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to default, except that if it becomes necessary to compute such Additional Rent before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the worth at the time of award shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (3) above, the worth at the time of award shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(c) Landlord may elect not to terminate Tenant’s right to possession of the Premises in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all Base Rent and Additional Rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord’s interests under this Lease, shall not constitute a termination of the Tenant’s right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord’s consent as are contained in this Lease.

(d) Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any default by Tenant unless and until the default is cured by Tenant. The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by applicable law, Landlord may pursue any or all of its rights and remedies at the same time.

(e) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any default by Tenant. The acceptance by Landlord of any Base Rent or Additional Rent shall not be a (i) waiver of any preceding breach or default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular Base Rent or Additional Rent accepted regardless of Landlord’s knowledge of the preceding breach or default at the time of acceptance of such payment; or (ii) a waiver of Landlord’s right to exercise any remedy available to Landlord by virtue of the breach or default. The acceptance of any payment from a debtor-in-possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant’s estate, shall not waive or cure a default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent and Additional Rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated Base Rent or Additional Rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Landlord shall accept the check or payment without prejudice to Landlord’s right to recover the balance of the Base Rent or Additional Rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord’s agents during the Lease Term shall be deemed an acceptance of surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

Section 14.3
Late Payments

(a)           Any Base Rent or Additional Rent due under this Lease that is not paid to Landlord within five (5) days of the date when due shall bear interest at eighteen percent (18%) per annum from the date due until fully paid. The payment of interest shall not cure any default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of Base Rent or Additional Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease mortgage or trust deed covering the Premises. Accordingly, if any Base Rent or Additional Rent due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in an amount equal to ten percent (10%) of each delinquent payment. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant’s default with respect to the overdue amount nor shall it prevent Landlord from exercising any of its other rights and remedies.

(b)           Following each second consecutive installment of Monthly Rental that is not paid within five (5) days of the date when due, Landlord shall have the option (i) to require that beginning with the first payment of Monthly Rental next due, Monthly Rental shall no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance; and/or (ii) to require that Tenant increase the amount, if any, of the Security Deposit by one hundred percent (100%). Should Tenant deliver to Landlord, at any time during the Lease Term, two (2) or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier’s check.

Section 14.4
Right of Landlord to Perform

All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant’s sole cost and expense and without any abatement of Base Rent or Additional Rent or right of set-off. If Tenant fails to pay any sum of money other than Monthly Rental or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then, in addition to any other available remedies, Landlord may, at its election, make the payment or perform the other act on Tenant’s part. Landlord’s election to make the payment or perform the act on Tenant’s part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall promptly, upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs together with interest at the maximum rate permitted by law from the date of the payment by Landlord. Landlord shall have the same rights and remedies if Tenant fails to pay those amounts as Landlord would have in the event of a default by Tenant in the payment of Base Rent or Additional Rent.

Section 14.5
Default by Landlord

Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty-(30)-day period and thereafter diligently pursues the cure to completion. The directors, officers, shareholders and employees of Landlord shall not be personally liable for any claim or judgment against Landlord under any circumstances. If Landlord is in default under this Lease, then Tenant's remedies shall be only to seek a money judgment against Landlord, or an action for specific performance and/or declaratory relief against Landlord, but in no event shall Tenant have the remedy of a termination of this Lease. In the event Tenant seeks a money judgment against Landlord, Tenant shall not attempt to seize or attach any asset of Landlord except as otherwise provided herein. If Tenant recovers a money judgment against Landlord, then such judgment shall be satisfied only out of the proceeds of the sale received on execution of the judgment levied against the right, title and interest of the Landlord in the Building or out of rent or other income from the Building received or to be received by the Landlord. Tenant shall not attempt to satisfy any such judgment from any other asset of Landlord under any circumstances. Tenant acknowledges that this limitation on Landlord's liability has been separately bargained for and that Landlord would not enter into this Lease in the absence of this provision.

Section 14.6
EXPENSES AND LEGAL FEES

Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover, as part of the action, its reasonable attorneys’ fees and all other costs. The prevailing party, for the purpose of this paragraph, shall be determined by the trier of the facts.

Section 14.7
WAIVER OF JURY TRIAL

LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE, TO THE FULLEST EXTENT NOW OR HEREAFTER PERMITTED BY APPLICABLE LAW, ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE.

LANDLORD
TENANT
__________
_________

ARTICLE XV
END OF TERM

Section 15.1
Holding Over

This Lease shall terminate without further notice upon the expiration of the Lease Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease or give Tenant any rights under this Lease, except when in writing signed by both parties. If Tenant holds over for any period after the expiration (or earlier termination) of the Lease Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only commencing on the first (1st) day following the termination of this Lease and subject to all of the terms of this Lease, except that the Monthly Rental shall be one hundred and fifty percent (150%) of the total Monthly Rental for the month immediately preceding the date of termination. If Tenant fails to surrender the Premises upon the expiration of this Lease, despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation any claims made by any succeeding tenant relating to such failure to surrender. Acceptance by Landlord of Base Rent or Additional Rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord under this Lease or at law.

Section 15.2
Merger on Termination

The voluntary or other surrender of this Lease by Tenant or a mutual termination of this Lease shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

Section 15.3
Surrender of Premises; Removal of Property

Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant’s expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may affect the removal and/or make any repairs, and the cost to Landlord shall be Additional Rent payable by Tenant upon demand. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

ARTICLE XVI
PAYMENTS AND NOTICES

All sums payable by Tenant to Landlord shall be paid without deduction or offset in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of Base Rent pursuant to Section 4.1, all payments shall be due and payable within thirty (30) days after demand. All payments requiring proration shall be prorated on the basis of a thirty- (30)-day month and a three hundred sixty- (360)-day year. Any notice, election, demand, consent, approval, or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier or overnight delivery to the other party or may be deposited in the United States mail, duly registered or certified postage prepaid return receipt requested, and addressed to the other party at the address set forth in Item 12 of the Basic Lease Provisions, or if to Tenant at that address or from and after the Commencement Date at the Premises (whether or not Tenant has departed from abandoned or vacated the Premises). Either party may, by written notice to the other served in the manner provided in this Article, designate a different address. Any notice or other document shall be deemed served when actually delivered to the applicable address (or when such delivery is refused) using any of the above- enumerated delivery methods. If more than one person or entity is named as Tenant under this Lease service of any notice upon any one of them shall be deemed as service upon all of them.
ARTICLE XVII
RULES AND REGULATIONS

Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations, attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order or cleanliness of the Premises, Building, and Common Facilities. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant’s failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

ARTICLE XVIII
BROKER’S COMMISSION

The parties recognize as the broker(s) who negotiated this Lease the firms, if any, whose names are stated in Item 10 of the Basic Lease Provisions and agree that Landlord shall be responsible for the payment of brokerage commissions to those brokers unless otherwise provided in this Lease. Tenant warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease and Tenant agrees to indemnify and hold Landlord harmless from any cost expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease. If Tenant fails to take possession of the Premises or if this Lease otherwise terminates prior to the Expiration Date as the result of failure of performance by Tenant, Landlord shall be entitled to recover from Tenant the unamortized portion of any brokerage commission funded by Landlord in addition to any other damages to which Landlord may be entitled.

ARTICLE XIX
TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer of Landlord’s Interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that any funds held by the transferor, in which Tenant has an interest, shall be turned over, subject to that interest to the transferee, and Tenant is notified of the transfer as required by law. No holder of a mortgage and/or deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale-leaseback, shall be responsible in connection with the Security Deposit unless the mortgagee or holder of the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall subject to the foregoing, be binding on Landlord, its successors and assigns only during and in respect to their respective successive periods of ownership.

ARTICLE XX
INTERPRETATION

Section 20.1
Gender and Number

Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

Section 20.2
Headings

The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

Section 20.3
Joint and Several Liability

If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several, and the act of or notice from or notice or refund to or the signature of any one or more of them shall be shall be binding on all of them with respect to the tenancy of this Lease, including but not limited to any renewal extension, termination or modification of this Lease.

Section 20.4
Successors

Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended or shall be construed to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

Section 20.5
Time of Essence

Time is of the essence with respect to the performance of every provision of this Lease in which the laws of the State of Colorado.

Section 20.6
Controlling Law

This Lease shall be governed by and interpreted in accordance with the laws of the State of Colorado.
Section 20.7
Severability

If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 20.8
Waiver and Cumulative Remedies

One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act. No breach by Tenant of this Lease shall be deemed to have been waived by Landlord unless the waiver is in a writing signed by Landlord. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord may have.

Section 20.9
Inability to Perform

In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for a period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of the Section shall not operate to excuse Tenant form the prompt payment of Base Rent or Additional Rent or from the timely performance of any other obligation under this Lease within Tenant’s reasonable control.

Section 20.10
Entire Agreement

This Lease, and its exhibits and other attachments, cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law or custom to the contrary notwithstanding.

Section 20.11
Quiet Enjoyment

Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed and subject to the other provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

Section 20.12
Survival

All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

ARTICLE XXI
EXECUTION AND RECORDING

Section 21.1
Counterparts

This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

Section 21.2
Corporate and Partnership Authority

If Tenant is a corporation or partnership, each individual executing this Lease on behalf of the corporation or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation or partnership and that this Lease is binding upon the corporation or partnership in accordance with its terms. Tenant, shall at Landlord’s request, deliver a certified copy of its board of directors’ resolution or partnership agreement or certificate authorizing or evidencing the execution of this Lease.

Section 21.3
Execution of Lease; No Option or Offer

The submission of this Lease to Tenant shall be for examination purposes only and shall not constitute an offer or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has, in fact, executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

Section 21.4
Recording

Tenant shall not cause the recordation of this Lease, a short form memorandum of this Lease or any reference to this Lease.

Section 21.5
Amendments

No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors-in-interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

ARTICLE XXII
MISCELLANEOUS

Section 22.1
Nondisclosure of Lease Terms

Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it and its partners, officers, directors, employees and attorneys shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any other tenant or apparent prospective tenant of the Building, either directly or indirectly, without the prior written consent of Landlord; provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

Section 22.2
Representations by Tenant

The application, financial statements, and tax returns, if any submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter this Lease. The application and statement are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant’s true financial condition as of the date of execution of this Lease by Tenant. Tenant shall, during the Lease Term, promptly furnish Landlord with annual financial statements reflecting Tenant’s financial condition upon written request from Landlord.

Section 22.3
Changes Requested by Lender

If, in connection with obtaining financing for the Building, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonable withhold or delay its consent, provided that the modifications do not materially increase the obligations of Tenant or materially and adversely affect the leasehold interest created by this Lease.

Section 22.4
Mortgagee Protection

No act or failure to act on the part of Landlord, which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease, shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Building whose address has been furnished to Tenant, and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord, including, if necessary, to effect the cure time to obtain possession of the Building by power of sale or judicial foreclosure, provided that such foreclosure remedy is diligently pursued.

Section 22.5
Covenants and Conditions

All of the provisions of this Lease shall be construed to be conditions as well as covenants as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

Section 22.6
Commercial Photography and Filming

Tenant agrees that Landlord may authorize the use of the Building, and Common Facilities, or any part or parts thereof (exclusive of the Premises interior), for filming of motion pictures, television tapes or films, commercials, videos, documentaries, commentaries, and any and all other still, electronic, and other image capture purposes (“Filming”). Tenant agrees that any such Filming may be performed during, before, or after the Building’s Operating Hours and on days the Building is not open to the public for business, as Landlord may determine provided that Landlord shall use diligent efforts to minimize negative impacts of such Filming activities on Tenant’s business. Tenant acknowledges that certain inconveniences may result from such Filming (by way of example only: noises, lights, heat, temporary blockage, closure, or re-routing of aisles, corridors, or doors, and temporary re- routing of pedestrian traffic), and Tenant agrees that Landlord shall not be liable for any losses or damages and that there shall be no reduction or abatement in any Base Rent or other charges payable hereunder as a result thereof. Landlord, in its sole discretion, may elect to permit such Filming without any fee or other form of compensation or benefits or may elect to charge a fee or other form of compensation or benefits for such Filming; any such fee, compensation, or benefits may, in Landlord’s sole discretion, be retained by Landlord for its sole use, be disbursed to one or more tenants of the Building, or be applied to certain operating or promotional expenses of the Building. Rental of the Premises for Filming shall be permitted only with Landlord’s and Tenant’s mutual agreement and consent, and shall be treated as a sublease and be subject to the terms and provisions hereof respecting subleasing of the Premises. Tenant acknowledges that the Building and adjacent properties are heavily used for Filming including exterior façade and access points, which may restrict vision and sightline of the Building and/or the Premises. Tenant acknowledges that Landlord has no ability to control Filming and/or its impact on the Premises by such usage outside the Building.

Section 22.7
“As Is” Condition

Tenant acknowledges that it is taking the Premises in its “as is” condition existing as of the execution of this Lease, except as otherwise expressly provided herein. Landlord agrees to cause the Premises to be thoroughly cleaned at Landlord’s sole cost and expense prior to and following Tenant’s move-in.

Section 22.8
Non-Discrimination

Tenant covenants by and for itself, its successors, heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, sexual preference, age, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises. Without limiting the generality of the foregoing, Tenant shall comply with all requirements of applicable laws, ordinances, regulations of any governmental authority, including any requirements or restrictions in any document recorded against the Building prior to the date hereof, pertaining to non-discriminatory practices at the Premises and the Building.

Section 22.9
Non-Affiliation Representation

Tenant represents and warrants that Tenant is not a PNC Entity, or a BlackRock Entity (each as hereinafter defined), nor an Affiliate (as hereinafter defined) of a PNC Entity, or a BlackRock Entity. Tenant covenants that Tenant will not become a PNC Entity, or a BlackRock Entity or an Affiliate of a PNC Entity, or a BlackRock Entity. Tenant further agrees that Tenant will not assign this Lease or sublease all or any portion of the Premises to a PNC Entity, or a BlackRock Entity or an Affiliate of a PNC Entity, or a BlackRock Entity without Landlord’s prior written consent, which consent may be withheld in its sole and absolute discretion. As used herein, (a) “BlackRock Entity” means BlackRock, Inc. and any entity controlling, controlled by or under common control with BlackRock, Inc. (and the parties agree that this definition shall include any institutional fund managed by a BlackRock Entity), (b) “PNC” means The PNC Financial Services Group, Inc., a Pennsylvania corporation, and (c) “PNC Entity” means PNC and any entity controlling, controlled by or under common control with PNC (and the parties agree this definition shall include any institutional fund managed by a PNC Entity). Additionally, as used in this Section the term “Affiliate” shall mean any Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person and the term “Person” shall mean any individual, general partnership, limited partnership, corporation, limited liability company, limited liability partnership, joint venture, trust, business trust, cooperative or association or other comparable business entity, and the heirs, executors, administrators, legal representatives, successors and assigns of any of the foregoing where the context so permits.

[Signature page follows.]

EXECUTION COPY
IN WITNESS WHEREOF, the parties have executed this Lease as of the date and year first written above

LANDLORD:	TENANT:

2420 17TH STREET LLC,
a Delaware limited liability company

By: BlackRock Property Fund Operating Partnership, L.P.,
a Delaware limited partnership
 its Sole Member

By: BlackRock US Core Property Fund, LLC,
a Delaware limited liability company
its General Partner

By BlackRock US Core Property Fund, Inc.,
a Maryland corporation,
its Sole Member

By: BlackRock Realty Advisors, Inc.
a Delaware corporation,
its investment manager

By: /s/ Angela Kralovec
Name: Angela Kralovec
Its: Director

NEW AGE BEVERAGES CORPORATION, a Washington corporation By: /s/ Gregory A. Gold Its: CFO